Exhibit 15
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-13222) of Gemplus International SA of our report dated March 6, 2006 relating to the financial statements which appear in this Form 20-F.
/s/ PricewaterhouseCoopers Audit
Paris, France
July 13, 2006